Exhibit 10.1

$500,000,000
TERM LOAN AGREEMENT
dated as of
November 4, 2015
among
CONTINENTAL RESOURCES, INC.,
as Borrower,
the LENDERS party hereto
and
MUFG Union Bank, N.A.,
as Administrative Agent,
and
MUFG Union Bank, N.A.,

as Arranger and Bookrunner,
BANK OF AMERICA, N.A., CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. and MIZUHO BANK, LTD.,
as Co-Syndication Agents,
COMPASS BANK, TORONTO DOMINION (TEXAS) LLC and U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.01.	Defined Terms ....................................................................................................1

Section 1.02.	Classification of Loans and Borrowings..........................................18

Section 1.03.	Terms Generally...............................................................................19

Section 1.04.	Accounting Terms; GAAP...............................................................19
ARTICLE II
THE CREDITS

Section 2.01.	Commitments...................................................................................19

Section 2.02.	Loans and Borrowings......................................................................20

Section 2.03.	Request for Borrowing.....................................................................20

Section 2.04.	[Reserved].........................................................................................21

Section 2.05.	[Reserved].........................................................................................21

Section 2.06.	Funding of Borrowing......................................................................21

Section 2.07.	Interest Elections..............................................................................21

Section 2.08.	Termination of Commitments ..........................................................22

Section 2.09.	Repayment of Loans; Evidence of Debt...........................................22

Section 2.10.	Prepayment of Loans........................................................................23

Section 2.11.	Fees...................................................................................................23

Section 2.12.	Interest ..............................................................................................23

Section 2.13.	Alternate Rate of Interest..................................................................24

Section 2.14.	Increased Costs.................................................................................24

Section 2.15.	Break Funding Payments..................................................................26

Section 2.16.	Taxes.................................................................................................26

Section 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs........29

Section 2.18.	Mitigation Obligations; Replacement of Lenders............................30
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.	Organization; Powers.......................................................................31

Section 3.02.	Authorization; Enforceability...........................................................31

Section 3.03.	Governmental Approvals; No Conflicts...........................................31

Section 3.04.	Financial Condition; No Material Adverse Change.........................32

Section 3.05.	Litigation and Environmental Matters.............................................32

Section 3.06.	Compliance with Laws; No Default.................................................32

Section 3.07.	Margin Regulations; Investment Company Status...........................33

Section 3.08.	Taxes.................................................................................................33

Section 3.09.	ERISA...............................................................................................33

Section 3.10.	Disclosure.........................................................................................33

ARTICLE IV
CONDITIONS

Section 4.01.	Effective Date...................................................................................................33
ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01.	Financial Statements; Ratings Change and Other Information........35

Section 5.02.	Notices of Defaults...........................................................................36

Section 5.03.	Existence; Conduct of Business.......................................................36

Section 5.04.	Payment of Taxes..............................................................................36

Section 5.05.	Maintenance of Properties; Insurance..............................................36

Section 5.06.	Books and Records; Inspection Rights.............................................37

Section 5.07.	Compliance with Laws.....................................................................37

Section 5.08.	Use of Proceeds................................................................................37
ARTICLE VI
NEGATIVE COVENANTS

Section 6.01.	Indebtedness.....................................................................................37

Section 6.02.	Liens and Sale and Leaseback Transactions.....................................38

Section 6.03.	Fundamental Changes ......................................................................39

Section 6.04.	Maximum Consolidated Net Debt to Total Capitalization Ratio.....40

Section 6.05.	Designation and Conversion of Restricted and Unrestricted Subsidiaries......................................................................................40

Section 6.06.	Affiliate Transactions.......................................................................41
ARTICLE VII
EVENTS OF DEFAULT
ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.01.	Appointment and Authority..............................................................43

Section 8.02.	Rights as a Lender.............................................................................43

Section 8.03.	Exculpatory Provisions.....................................................................43

Section 8.04.	Administrative Agent's Reliance, Etc...............................................45

Section 8.05.	Delegation of Duties.........................................................................45

Section 8.06.	Lender Credit Decision.....................................................................45

Section 8.07.	Indemnification.................................................................................45

Section 8.08.	Successor Administrative Agent.......................................................46

Section 8.09.	No Other Duties, etc.........................................................................47

ii

ARTICLE IX
MISCELLANEOUS

Section 9.01.	Notices..............................................................................................47

Section 9.02.	Waivers; Amendments......................................................................48

Section 9.03.	Expenses; Indemnity; Damage Waiver.............................................49

Section 9.04.	Successors and Assigns....................................................................50

Section 9.05.	Survival.............................................................................................53

Section 9.06.	Counterparts; Integration; Effectiveness..........................................54

Section 9.07.	Severability.......................................................................................54

Section 9.08.	Right of Setoff..................................................................................54

Section 9.09.	Subsidiary Guaranties ......................................................................54

Section 9.10.	Governing Law; Jurisdiction............................................................55

Section 9.11.	WAIVER OF JURY TRIAL.............................................................55

Section 9.12.	Headings...........................................................................................55

Section 9.13.	Confidentiality..................................................................................55

Section 9.14.	Interest Rate Limitation....................................................................56

Section 9.15.	USA PATRIOT Act...........................................................................57

SCHEDULES:
Schedule 2.01 - Commitments
Schedule 6.01 - Existing Indebtedness
Schedule 6.02 - Existing Liens

EXHIBITS:
Exhibit A - Form of Assignment and Assumption
Exhibit B - Form of Borrowing Request
Exhibit C - Form of Interest Election Request
Exhibit D - Form of Note
Exhibit E-1 - Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2 - Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3 - Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4 - Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F - Form of Subsidiary Guaranty

iii

This Term Loan Agreement dated as of November 4, 2015 is among Continental Resources, Inc., an Oklahoma corporation, the Lenders party hereto and MUFG Union Bank N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Reference Rate.

“Act” has the meaning set forth in Section 9.15.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:
(a)the sum of:
(i)discounted future net revenues from proved oil and gas reserves of the Borrower and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated by the Borrower in a reserve report prepared as of the end of the Borrower’s most recently completed fiscal year for which audited financial statements are then available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Borrower’s petroleum engineers; plus
(ii)the Net Working Capital on a date no earlier than the date of the Borrower’s latest annual or quarterly financial statements; plus
(iii)the greater of (1) the net book value on a date no earlier than the date of the Borrower’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries) of the Borrower and its Restricted Subsidiaries, as of the date no earlier than the date of the Borrower’s latest audited financial statements (provided that the Borrower shall not be required to obtain such appraisal of such assets if no such appraisal has been performed); minus
(b)the sum of:
(i)minority interests; plus

(ii)any net gas balancing liabilities of the Borrower and its Restricted Subsidiaries reflected in the Borrower’s latest annual or quarterly financial statements (to the extent not deducted in calculating Net Working Capital in accordance with clause (a)(ii) of this definition); plus
(iii)to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Borrower’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); plus
(iv)the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(o) above, would be necessary to fully satisfy the payment obligations of the Borrower and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Adjusted LIBO Rate” means for purposes of determining the rate applicable for any Interest Period with respect to any Eurodollar Borrowing and for purposes of determining the Adjusted Reference Rate, a rate per annum determined by the Administrative Agent (which determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

Adjusted LIBO Rate =	LIBO Rate 1.00 - Eurodollar Rate Reserve Percentage

“Adjusted Reference Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the One-Month LIBOR in effect on such day plus 1.00%. Any change in the Adjusted Reference Rate due to a change in the Reference Rate, One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate, One-Month LIBOR or the Federal Funds Rate.

“Administrative Agent” means MUFG Union Bank, N.A., in its capacity as administrative agent for the Lenders, and any successor in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the sum of the Commitments of all Lenders at such time. The amount of the Aggregate Commitments as of the date hereof is $500,000,000.

“Agreement” means this Term Loan Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Total Credit Exposure represented by such Lender’s Loan.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar

Spread,” as the case may be, based upon the ratings by the Rating Agencies applicable on such date to the Index Debt:

Index Debt Ratings (S&P / Moody’s/Fitch):	ABR Spread	Eurodollar Spread
Pricing Level I A-/A3/A-	0%	1.000%
Pricing Level II BBB+/Baa1/BBB+	0.125%	1.125%
Pricing Level III BBB/Baa2/BBB	0.250%	1.250%
Pricing Level IV BBB-/Baa3/BBB-	0.3750%	1.3750%
Pricing Level V BB+/Ba1/BB+	0.500%	1.500%
Pricing Level VI BB/Ba2/BB	0.6250%	1.6250%

For purposes of the foregoing, (a) if only one rating is determined, the Pricing Level corresponding to that rating shall apply; (b) if there are only two ratings, then (i) if there is a one Pricing Level difference between the two ratings, then the Pricing Level corresponding to the higher rating shall be used (with the rating for Pricing Level I being the highest and the rating for Pricing Level VI being the lowest), and (ii) if there is a greater than one Pricing Level difference between the ratings, then the Pricing Level that is one Pricing Level below the higher rating will be used; (c) if there are three ratings, then (i) if all three ratings correspond to the same Pricing Level, that Pricing Level shall apply, (ii) if all three are at different Pricing Levels, the middle Pricing Level shall apply and (iii) if two ratings correspond to the same Pricing Level and the third is different, the Pricing Level corresponding to the two same Pricing Levels shall apply; (d) if none of the Rating Agencies shall have in effect a rating (other than by reason of the circumstances referred to in the next succeeding paragraph of this definition), then the Pricing Level shall be deemed to be Pricing Level VI; and (e) if the ratings established or deemed to have been established by the Rating Agencies shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
If all of the Rating Agencies shall at any time fail to have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the immediately preceding paragraph of this definition), the Borrower may seek and obtain a rating of the Facility from one or more of the Rating Agencies, and on and after the date on which such rating of the Facility is obtained until such time (if any) that a rating for the Index Debt becomes effective again, the Applicable Rate shall be based on such rating or ratings of the Facility in the same manner as provided herein with respect to the ratings for the Index Debt. For any day when no rating for the Index Debt is in effect (other than by reason of the circumstances referred to in the immediately preceding paragraph of this definition) and no rating of the Facility has been obtained, the Applicable Rate shall be the rates set forth opposite Pricing Level VI on the pricing grid above.

“Approved Fund” has the meaning set forth in Section 9.04.

“Arranger” means MUFG Union Bank, N.A.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent in consultation with the Borrower.

“Attributable Debt” means, as of any date of determination, the present value (discounted semiannually at an interest rate implicit in the terms of the relevant lease) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all such shares that such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time, by way of merger, consolidation or otherwise). The term “Beneficial Ownership” shall have a corresponding meaning.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Continental Resources, Inc., an Oklahoma corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which, if in writing, shall be substantially in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as GAAP was in effect on December 31, 2013), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (as GAAP was in effect on December 31, 2013).

“Cash Equivalents” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)deposits in money market funds which invest 95% or more of their funds in investments described in any of clauses (a), (b) and (c) above; and
(f)in the case of any Subsidiary organized or operating outside the United States, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the applicable foreign jurisdiction for cash management purposes.

“Change in Control” means the occurrence of any of the following events:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Borrower or any Successor Parent (measured by voting power rather than the number of shares); provided that no Change in Control shall be deemed to occur by reason of the Borrower becoming a Subsidiary of a Successor Parent; or
(b)    during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Borrower or any Successor Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Borrower or any Successor Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Borrower will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur upon the consummation of any actions undertaken by the Borrower or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Borrower or such Restricted Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided, however, that for purposes of this Agreement (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued, and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in Section 2.14 generally on other similarly situated borrowers of loans under similar United States credit facilities (to the extent such Lender has the right under such similar credit facilities to do so).
“Charges” has the meaning set forth in Section 9.14.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to any Lender, the commitment of such Lender to make a Loan hereunder. Each Lender’s Commitment is set forth on Schedule 2.01.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Debt” means, at any date, (a) without duplication, the aggregate amount of the Indebtedness of the Borrower and the Restricted Subsidiaries of the type specified in clause (a), (b), (c), or (f), clause (g) or (h) (so long as obligations specified in either such clause are not contingent) or clause (e) (if the Guarantees specified in such clause are of Indebtedness of the type referred to above) of the definition of “Indebtedness” as of such date determined on a consolidated basis less (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP (excluding any portion of such aggregate amount that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP).

“Consolidated Stockholders’ Equity” means, at any date, the total stockholders’ equity of the Borrower and the Restricted Subsidiaries, plus, to the extent resulting in a reduction of stockholders’ equity, the amount of any non-cash impairment charges incurred, net of any tax effect, after June 30, 2014, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Contact” means, with respect to each Credit Party, such Person designated in the Administrative Questionnaire or other notice provided to the Administrative Agent as the Credit Contact for such Credit Party.

“Credit Party” means the Administrative Agent or any Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“dollars” or “$” refers to lawful money of the United States of America.

“EDR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Effective Date Rate; provided that an EDR Borrowing may only be made on the Effective Date.

“Effective Date” means November 4, 2015.

“Effective Date Rate” means the Federal Funds Rate in effect on such day plus the Applicable Rate for a Eurodollar Borrowing made on such day.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) any Environmental Law with respect to the generation, use handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest

(other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to satisfy the “minimum funding standards” (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the imposition of any other liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Borrowing means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including “Eurocurrency Liabilities” under Regulation D of the Board having a term equal to such Interest Period.

“Events of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender designates a new lending office, except, in each case, to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it designated a new lending office, and, in any event, no greater than such additional amounts it or its assignor was originally entitled to receive, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility” means the term loan facility provided for in this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it and reasonably acceptable to the Borrower.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fitch” means Fitch, Inc., or its successor.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means, at any time, each Restricted Subsidiary of the Borrower that is party to a Subsidiary Guaranty as a guarantor.

“Hamm Group” means (a) Harold G. Hamm (“Hamm”), (b) Hamm’s spouse (including any ex-spouse of Hamm pursuant to the terms of a domestic relations order), (c) any of Hamm’s lineal descendants, (d) Hamm’s guardian or other legal representative of Hamm or Hamm’s estate, (e) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the persons or entities described in clauses (a) through (d) above, (f) any person or entity that is controlled by any one or more of the persons or entities described in clauses (a) through (e) above, or (g) any group (within the meaning of the Exchange Act and the rules of the SEC thereunder) that includes one or more of the persons or entities described in clauses (a) through (f) above; provided that such persons and entities described in clauses (a) through (f) above control more than 50% of the voting power of such group.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary of the Borrower with total assets of less than $2.0 million, as determined in accordance with the latest internal financial statements available to the Borrower.

“Indebtedness” of any Person means, without duplication:
(a)all obligations of such Person for borrowed money;
(b)all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)all obligations of such Person (i) under conditional sale or other title retention agreements relating to property acquired by such Person and (ii) in respect of the deferred purchase price of property or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (excluding with respect to clauses (i) and (ii) of this paragraph, (A) accounts payable and accrued liabilities incurred in the ordinary course of business, (B) amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided, (C) obligations under firm transportation contracts or take/ship or pay contracts, (D) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (E) oil and gas marketing agreements arising in the ordinary course of business);
(d)all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person (other than, in the case of property owned or acquired by the Borrower or any Restricted Subsidiary, Liens on Equity Interests in Joint Ventures which are permitted under Section 6.02(a)(vii)), whether or not the Indebtedness secured thereby has been assumed, but only to the extent of such property’s fair market value;
(e)all Guarantees by such Person of Indebtedness of others;
(f)all Capital Lease Obligations of such Person;
(g)all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and
(h)all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is legally liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than a Restricted Subsidiary) or subject to any other credit enhancement.

“Information” has the meaning set forth in Section 3.10.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, which, if in writing, shall be substantially in the form of Exhibit C.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any EDR Loan, five days after the Effective Date, and (c) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing of which such Loan is part with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a joint venture entity the Equity Interests of which are owned by the Borrower or a Restricted Subsidiary with a third party so long as such joint venture entity does not constitute a Restricted Subsidiary.

“Joint Venture Obligations” means, with respect to any Joint Venture owned in part by the Borrower or any Restricted Subsidiary, Indebtedness of such Joint Venture that is non-recourse to the Borrower or any Restricted Subsidiary or to any property of the Borrower or any Restricted Subsidiary other than the Equity Interests in such Joint Venture.

“Lender Parent” means, with respect to any Lender, each Person in respect of which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means (a) the Persons listed on Schedule 2.01 and (b) any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means the greater of (i) zero and (ii) (a) in determining Adjusted LIBO Rate for purposes of the “One Month LIBOR,” the rate per annum for dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the "one-month libor," as the inter-bank offered rate in effect from time to time for delivery of funds for one month in amounts approximately equal to the principal amount of the applicable Loans; provided that the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its reasonable discretion deems appropriate including the rate determined under the following clause (b), and (b) in determining LIBO Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) equal to the interest rate per annum set forth on the Thomson Reuters ICE LIBOR# Rates LIBOR1 page or successor page as the London Interbank Offered Rate, for deposits in dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), LIBO Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Loans being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch (or other branch or Affiliate of the Administrative Agent, or if the Administrative Agent does not have a London branch, the London branch of a Lender chosen by the Administrative Agent) to major banks in the London or other offshore inter-bank market for dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan” has the meaning set forth in Section 2.01.

“Loan Documents” means this Agreement, each Subsidiary Guaranty (if any) and each promissory note executed and delivered by the Borrower under Section 2.09(e) (if any).

“Loan Parties” means the Borrower and each Guarantor.

“Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors to perform their obligations under the Loan Documents, or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000 (or the equivalent in a foreign currency). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means November 4, 2018.

“Maximum Rate” has the meaning set forth in Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Working Capital” means the sum of (i) all current assets of the Borrower and its Restricted Subsidiaries plus (ii) the amount of borrowings available to be incurred under this Agreement, less all current liabilities of the Borrower and its Restricted Subsidiaries, except current liabilities included in clauses (a), (b) and (d) and clause (e) (in respect of clauses (a) and (b)) of the definition of Indebtedness, in each case (other than in respect of the amount referred to in the preceding clause (ii)) as set forth in consolidated financial statements of the Borrower prepared in accordance with GAAP; provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of hedging arrangements, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Equity Interests, options to acquire Equity Interests, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Non-Guarantor Subsidiary” means a Restricted Subsidiary of the Borrower that is not a Guarantor.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Liens” means:
(i)Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);
(j)Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;
(k)Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas, other hydrocarbons or other materials used in the production of oil and gas, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of or related to the relevant agreement, program, order or contract;
(l)Liens arising in connection with the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a Production Payment or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production; and
(m)Liens on pipelines or pipeline facilities that arise by operation of law.

“One-Month LIBOR” has the meaning set forth in the definition of “LIBO Rate.”

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(n)Liens imposed by law for Taxes that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;
(o)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’ and other like Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens);
(p)pledges and deposits made in compliance with, or deemed trusts arising in connection with, workers’ compensation, unemployment insurance and other social security laws or regulations (other than Liens imposed by ERISA);
(q)good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness), deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, and any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business and not securing or supporting Indebtedness for borrowed money or Capital Lease Obligations, and any Lien to secure statutory or appeal bonds;
(r)judgment or attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(s)zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property or the value of such property for the purpose of such business or such property is not material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(t)any Lien in favor of the United States of America, any state or any agency, department, political subdivision or other instrumentality thereof, to secure partial, progress or advance payments to the Borrower or any Restricted Subsidiary pursuant to the provisions of any contract or any statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;
(u)Liens created or evidenced by or resulting from precautionary financing statements filed by lessors of property (but only relating to the leased property), other than in connection with capital leases and sale-leasebacks;
(v)Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP; provided that the aggregate amount of the obligations secured by such Liens shall not at any time exceed $50,000,000;
(w)Liens on, or related to, properties and assets located thereon to secure all or part of the costs incurred in the ordinary course of business of acquisition, exploration, drilling, development or operation thereof;
(x)Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Restricted Subsidiaries on deposit with or in the possession of such bank, in each case in the ordinary course of business;
(y)Oil and Gas Liens which are not incurred in connection with the borrowing of money;
(z)leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(aa)any Lien created by a mortgage related to a property or building that is used as the Borrower’s headquarters or other principal place of business or any field office;
(ab)Liens on the Equity Interests of any Unrestricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary; and

(ac)Liens in favor of the Borrower or any Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Pricing Level” means the applicable category of rating level contained in the definition of “Applicable Rate” which is based on the rating of the Index Debt by one or more of the Rating Agencies.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary.

“Rating Agency” means S&P, Moody’s or Fitch.

“Recipient” means the Administrative Agent and any Lender, or any combination thereof (as the context requires).

“Reference Rate” means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by MUFG Union Bank, N.A., as its reference rate, whether or not the Borrower has notice thereof. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Register” has the meaning set forth in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders representing more than 50% of the sum of the Total Credit Exposure at such time.

“Responsible Officer” means, with respect to any Person, the president, the chief financial officer, the treasurer or the principal accounting officer of such Person.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of May 16, 2014, among Continental Resources, Inc., the lenders parties thereto and MUFG Union Bank, N.A. (f/k/a Union Bank, N.A.), as administrative agent, as amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to the ratings agency business thereof.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any property (whether such property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (b) leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of said Commission.

“Significant Subsidiary” has the meaning ascribed to such term under Regulation S-X promulgated under the Exchange Act. Unless otherwise specified, all references herein to a Significant Subsidiary or Significant Subsidiaries shall refer to a Significant Subsidiary or Significant Subsidiaries of the Borrower.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which Equity Interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, directly or indirectly, owned, controlled or held by the parent. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guaranty” means a guaranty of the Borrower’s obligations hereunder in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Successor Parent” with respect to any Person means any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares) is, at the time the first Person becomes a Subsidiary of such other Person, Beneficially Owned by one or more Persons that Beneficially Owned more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than the number of shares) immediately prior to the first Person becoming a Subsidiary of such other Person.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, at any date, the sum of (a) Consolidated Net Debt and (b) Consolidated Stockholders’ Equity as of such date.

“Total Credit Exposure” means, at any time, the aggregate outstanding principal amount of the Loans at such time.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted Reference Rate or the Effective Date Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning set forth in Section 2.16(f)(ii)(D)(2).

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 6.05 and all Subsidiaries of such Person. As of the Effective Date, 20 Broadway Associates LLC, a wholly owned Subsidiary of the Borrower, is an Unrestricted Subsidiary.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Equity Interests of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“wholly owned” means, when used in reference to any subsidiary of any Person, that all of the Equity Interests in such Subsidiary are directly or indirectly (through one or more other wholly owned subsidiaries of such Person) owned by such Person, excluding directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding,” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, (a) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2013 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter, and (b) no effect shall be given to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value,” as defined therein.

ARTICLE II

The Credits

SECTION 2.01.    Commitments. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a one-time loan (the “Loans”) to the Borrower on the Effective Date in an aggregate amount outstanding equal to such Lender’s Commitment. Amounts prepaid in respect of such Loans may not be reborrowed. Each Lender’s Commitment shall be deemed fully satisfied and terminated upon its fully funding its Loan as set forth above.

SECTION 2.02.    Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans, Eurodollar Loans or EDR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each EDR Borrowing or ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of nine Eurodollar Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.    Request for Borrowing. To request the Borrowing on the Effective Date, the Borrower shall notify the Administrative Agent of such request by telephone, fax or electronic mail (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the Effective Date or (b) in the case of an ABR or an EDR Borrowing, not later than 1:00 p.m., New York City time, on the Effective Date. The Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery, fax or electronic mail (in .pdf form) to the Administrative Agent of the written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)the aggregate principal amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing, an EDR Borrowing or a Eurodollar Borrowing; and

(iv)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected a one-month Interest Period. Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s share of the Loan to be made as part of the requested Borrowing.
SECTION 2.04.    [Reserved].

SECTION 2.05.    [Reserved].

SECTION 2.06.    Funding of Borrowing. (a) Each Lender shall make the Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by written notice to the Lenders. The Administrative Agent will make the Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the Borrowing Request.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Eurodollar Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing. If the Borrower and such Lender shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07.    Interest Elections. (a) The Borrowing on the Effective Date initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may, at any time and from time to time, elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of such Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, fax or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, fax or electronic mail to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day, and if the Borrower is electing to continue a Eurodollar Borrowing, shall be the last day of the immediately preceding Interest Period;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, notifies the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.    Termination of Commitments. The Commitments shall be automatically and permanently reduced to zero on the Effective Date after giving effect to the Borrowing made on such date.

SECTION 2.09.    Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loan of such Lender on the Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Type thereof and, in the case of Eurodollar Loans, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit D. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.    Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)    The Borrower shall notify the Administrative Agent by telephone, fax or electronic mail (and, in the case of telephonic notice, promptly confirmed by hand delivery, fax or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the same Business Day as the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such conditioned is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.    Fees.

(a)    The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each of the Lenders, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

SECTION 2.12.    Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Adjusted Reference Rate plus the Applicable Rate.

(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    The Loans comprising each EDR Borrowing shall bear interest at the Effective Date Rate.

(d)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.000% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (ii) in the case of any other amount, 2.000% plus the rate applicable to an ABR Loan as provided in paragraph (a) of this Section.

(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Reference Rate at times when the Adjusted Reference Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Reference Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be conclusive absent manifest error.

SECTION 2.13.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)    the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any ABR Borrowing to, or continuation of any Eurodollar Borrowing as, a Eurodollar Borrowing shall be ineffective.
SECTION 2.14.    Increased Costs.

(a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of,

or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender; or
(iii)subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Connection Income Taxes and (C) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then, subject to paragraphs (c) and (d) of this Section, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
(b)    If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, subject to paragraphs (c) and (d) of this Section, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Lender is generally seeking, or intends generally to seek, compensation from similarly situated borrowers under similar credit facilities (to the extent such Lender has the right under such similar credit facilities to do so) with respect to such Change in Law regarding capital or liquidity requirements. The foregoing proviso, however, shall not require any Lender to disclose any confidential information regarding such other borrowers.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to the Borrower (and both the description of the basis for such claim and the calculation of such amounts shall be reasonably acceptable to the Borrower). The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure (other than as a result of the failure of a Lender to fund a Loan required to be funded hereunder) to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event in accordance with the terms of this Section. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, including in reasonable detail a description of the basis for such compensation and a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within three Business Days after receipt thereof.

SECTION 2.16.    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by or on account of any obligation of any Loan Party under any Loan Document shall be made without withholding or deduction for any Taxes, unless such withholding or deduction is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold or deduct Taxes, then such Withholding Agent may so withhold or deduct and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding or deduction (including such withholding or deduction applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of any Other Taxes.

(c)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable (without duplication) by such Recipient in connection with any Loan Document (including amounts paid or payable under this paragraph) and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

The indemnity under this paragraph shall be paid within 30 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this paragraph shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document from any other source against any amount then due to the Administrative Agent under this paragraph.

(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A) through (E) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any

Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E (or W-8BEN, as applicable) and (2) a certificate substantially in the form of the applicable certificate provided in Exhibit E (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

If any form or certification previously delivered pursuant to this Section 2.16(f) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds. Any amounts received after the time set forth above on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to such account in the United States as it may specify from time to time, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 8.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to such Person under such Section until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense or would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    If (i) any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or (ii) any Lender refuses to consent to any proposed amendment, modification, waiver or consent with respect to any provision hereof that requires the unanimous approval of all Lenders, or the approval of each of the Lenders affected thereby (in each case in accordance with Section 9.02), and the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, waiver or consent, then the Borrower may, at its sole expense and effort (including payment of any applicable processing and recordation fees), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this

Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payment of Indemnified Taxes pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable amendment, modification, waiver or consent can be effected and (E) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto (it being understood and agreed that such Lender shall not be deemed to make the representations and warranties in such Assignment and Assumption if such Lender has not executed such Assignment and Assumption).

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders, as of the Effective Date, that:
SECTION 3.01.    Organization; Powers. Each of the Borrower, each Significant Subsidiary, and each Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.    Authorization; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s limited liability company, partnership or corporate powers, as applicable, and have been duly authorized by all necessary limited liability company, partnership or corporate action, as applicable. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03    Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act; provided that the failure to make any such filings shall not affect the validity or enforceability of this Agreement or any such other Loan Document or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder), (b) will not violate in any material respect any law or regulation or any order of any Governmental Authority, in each case, applicable to or binding upon the Borrower or any of its property, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or by which any property or asset of the Borrower or any of its Restricted Subsidiaries is bound, except to the extent that a Material Adverse Effect would not reasonably be expected to result therefrom, (d) will not result in the creation or imposition of any Lien prohibited hereunder on any asset of the Borrower or any of its Restricted Subsidiaries and (e) will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries.

SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2014, reported on by Grant Thornton LLP, independent registered public accounting firm, and (ii) as of and for the fiscal quarter and the portion of the fiscal year most recently ended prior to the Effective Date for which quarterly financial statements of the Borrower are available, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods on a consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    As of the Effective Date, there has been no Material Adverse Change since December 31, 2014.

SECTION 3.05.    Litigation and Environmental Matters. (a) As of the Effective Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the transactions contemplated hereby.

(b)    Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (ii) has become subject to any Environmental Liability.

SECTION 3.06.    Compliance with Laws; No Default. (a) Each of the Borrower and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing or will result from the execution and delivery of this Agreement or any of the other Loan Documents, or the making of the Loans hereunder.

(b)    To the extent applicable, the Borrower and each Restricted Subsidiary is and will be in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the Act. Neither the Borrower nor any Restricted Subsidiary nor, to the knowledge of the Borrower, any director or officer of the Borrower or any Restricted Subsidiary, is currently subject to any U.S. sanctions administered by OFAC. No part of the proceeds of the Loans will be used, directly or indirectly, or otherwise made available (A) for any payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (B) to any Person for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.

SECTION 3.07.    Margin Regulations; Investment Company Status. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board. No proceeds of any Loan hereunder will be used by the Borrower or its Restricted Subsidiaries for “purchasing” or “carrying” “margin stock” as so defined in contravention of the provisions of Regulations T, U, or X of the Board. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.08.    Taxes. Each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes or the filing of Tax returns or reports that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance with applicable provisions of ERISA, the Code and other applicable laws except to the extent failure to comply would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.    Disclosure. None of the written reports, financial statements, certificates or other written information (collectively, the “Information”) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other Information theretofore furnished) contained, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date) any material misstatement of fact or omitted to state, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.
ARTICLE IV

Conditions

SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall become effective on the Effective Date if each of the following conditions is satisfied (or waived in accordance with Section 9.02) on or before such date:

(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party and a counterpart of the Subsidiary Guaranty signed by Banner Pipeline Company, L.L.C., an Oklahoma limited liability company, and CLR Asset Holdings, LLC, an Oklahoma limited liability company, or (ii) written evidence satisfactory to the Administrative Agent (which may include fax transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Vinson & Elkins LLP, New York counsel for the Borrower, and (ii) Conner & Winters, LLP, Oklahoma counsel for the Borrower, in each case reasonably satisfactory to the Administrative Agent, and covering such matters relating to the Borrower or this Agreement as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsels to deliver such opinions.

(c)The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary, or the Manager of each Loan Party, dated as of the Effective Date, certifying (i) the resolutions of the board of directors (or other equivalent governing body) of such Loan Party authorizing the execution of each Loan Document to which such Loan Party is a party, (ii) the charter, bylaws or other applicable organizational documents of such Loan Party and (iii) the names and true signatures of the officers executing any Loan Document on behalf of such Loan Party on the Effective Date.

(d)The Administrative Agent shall have received a certificate of good standing with respect to each Loan Party from appropriate public officials in the jurisdiction of organization of such Loan Party.

(e)The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by the chief financial officer of the Borrower, as to the solvency (on a consolidated basis) of the Borrower and the Restricted Subsidiaries as of the Effective Date and (ii) a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the Borrower’s compliance with the conditions set forth in paragraphs (h) and (i) of this Section 4.01, each in form and substance reasonably satisfactory to the Administrative Agent.

(f)On or before the Effective Date, the Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid on or before the Effective Date pursuant to Section 2.11(a).

(g)The Lenders shall have received all documentation and other information that may be required by such Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including information required by the Act and information described in Section 9.15, to the extent requested by the Lenders in writing to the Borrower reasonably in advance of the Effective Date.

(h)The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(i)On and as of the Effective Date, no Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
ARTICLE V

Affirmative Covenants

From and after the Effective Date and until the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), the Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.01(a));

(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated subsidiaries shall satisfy the requirements of this Section 5.01(b));

(c)within three Business Days of the delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing as of the date of such certificate and, if such a Default has occurred and is continuing as of the date of such certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.04, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements provided under this Agreement that has had a significant effect on the calculation of the Adjusted Consolidated Net Tangible Assets or the ratio referred to in Section 6.04 and, if any such change has occurred, specifying the nature of such change and the effect of such change on such calculation;

(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)promptly after any Rating Agency shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

(f)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(g)promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including information required by the Act and information described in Section 9.15.

(h)Information required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on (i) the Borrower’s website at www.clr.com, (ii) the website of the SEC at http://www.sec.gov, and (iii) the NYSE website at https://egovdirect.nyse.com. The Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.    Notices of Defaults. The Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice of the occurrence of any Default of which any Responsible Officer of the Borrower obtains knowledge. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03    Existence; Conduct of Business. The Borrower will, and will cause each Guarantor and each Significant Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, sale, consolidation, liquidation or dissolution permitted under Section 6.03; and provided, further, that this Section 5.03 shall not require the Borrower, any Guarantor, or any Significant Subsidiary to preserve or maintain any rights, licenses, permits, privileges or franchises if the Borrower shall reasonably determine that the failure to maintain and preserve the same would not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

SECTION 5.04.    Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries (other than its Immaterial Subsidiaries) to, pay its Tax liabilities, prior to delinquency, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) maintain all property material to the conduct of the business of the

Borrower and the Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (including, without limitation, by the maintenance of adequate self-insurance reserves to the extent customary among such companies), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which complete and accurate entries, in all material respects, are made of its financial and business transactions to the extent required by GAAP and applicable law. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at the Administrative Agent’s or such Lender’s expense (unless an Event of Default has occurred and is continuing, in which case it shall be at the Borrower’s sole expense) upon reasonable prior notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Administrative Agent and each Lender agree to keep all information obtained by them pursuant to this Section confidential in accordance with Section 9.13.

SECTION 5.07.    Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.    Use of Proceeds. The proceeds of the Loans will be used only for working capital and general corporate purposes of the Borrower and the Restricted Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

ARTICLE VI

Negative Covenants

From and after the Effective Date and until the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness. The Borrower will not permit any Non-Guarantor Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness under the Revolving Credit Agreement or otherwise existing on the Effective Date which is set forth on Schedule 6.01;

(b)Indebtedness of any Non-Guarantor Subsidiary owing to the Borrower or any Restricted Subsidiary;

(c)Indebtedness of any Non-Guarantor Subsidiary as an account party in respect of trade letters of credit;

(d)Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary after the Effective Date or is merged with or into the Borrower or any Restricted Subsidiary after the Effective Date and, in each case, not incurred in contemplation of such transaction;

(e)other Indebtedness of any Non-Guarantor Subsidiary; provided that the sum, without duplication, of (i) the aggregate outstanding principal amount of all such Indebtedness of any Non-Guarantor Subsidiary, (ii) the Attributable Debt under all Sale and Leaseback Transactions of the Borrower and the Restricted Subsidiaries permitted under Section 6.02(b) and (iii) the aggregate outstanding principal amount of all Indebtedness and other obligations secured by Liens permitted under Section 6.02(a)(iv) shall not exceed the greater of (A) 15% of Adjusted Consolidated Net Tangible Assets at the time of creation, incurrence or assumption thereof and (B) $1,000,000,000; and

(f)extensions, refinancings, renewals or replacements of the Indebtedness permitted above which, in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement.

SECTION 6.02.    Liens and Sale and Leaseback Transactions. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(i)Permitted Encumbrances;

(ii)any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date which is set forth on Schedule 6.02;

(iii)Liens under any Sale and Leaseback Transaction permitted under Section 6.02(b);

(iv)Liens not otherwise permitted by the other clauses of this Section securing Indebtedness or other obligations, including obligations under any Swap Agreement, of the Borrower or any of its Restricted Subsidiaries; provided that the sum, without duplication, of (A) the aggregate outstanding principal amount of all such Indebtedness and obligations, (B) the aggregate outstanding principal amount of all Indebtedness of any Non-Guarantor Subsidiary permitted under Section 6.01(e), and (C) the Attributable Debt under all Sale and Leaseback Transactions of the Borrower and the Restricted Subsidiaries permitted under Section 6.02(b) shall not exceed the greater of (1) 15% of Adjusted Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Lien and (2) $1,000,000,000;

(v)Liens securing Indebtedness or other obligations of the Borrower or any Restricted Subsidiary in favor of the Borrower or any Restricted Subsidiary;

(vi)Liens on property existing at the time such property is acquired by the Borrower or any of its Restricted Subsidiaries and not created in contemplation of such acquisition (or on repairs,

improvements, additions or accessions thereto), and Liens on the assets of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower and not created in contemplation of such Person becoming a Restricted Subsidiary of the Borrower (or on repairs, improvements, additions or accessions thereto); provided that such Liens do not extend to any other assets;

(vii)Liens on Equity Interests in a Joint Venture owned by the Borrower or any Restricted Subsidiary securing Joint Venture Obligations of such Joint Venture;

(viii)Liens securing obligations under any Swap Agreement; provided that the aggregate amount of all such obligations secured by such Liens shall not at any time exceed $200,000,000;

(ix)extensions, renewals and replacements of the Liens described above, so long as no additional property (other than accessions, improvements, and replacements in respect of such property) is subject to such Lien; and

(x)other Liens on the assets of the Borrower or any Restricted Subsidiary securing any Indebtedness or other obligations of the Borrower or any Restricted Subsidiary; provided that (x) in the case of any such Liens on any assets of such Restricted Subsidiary, such Restricted Subsidiary, if not already a Guarantor, shall become a Guarantor hereunder for so long as such other Indebtedness or other obligations are secured by such Liens, and (y) the Borrower or such Restricted Subsidiary, as the case may be, shall secure all the Indebtedness and other obligations under the Loan Documents equally and ratably with such other Indebtedness or other obligations for so long as such other Indebtedness or other obligations are secured by such Liens.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction if, after giving effect to such Sale and Leaseback Transaction, the sum, without duplication, of (i) the Attributable Debt under all Sale and Leaseback Transactions of the Borrower and the Restricted Subsidiaries, (ii) the aggregate outstanding principal amount of all Indebtedness of any Non-Guarantor Subsidiary permitted under Section 6.01(e), and (iii) the aggregate outstanding principal amount of all Indebtedness other obligations secured by Liens permitted under Section 6.02(a)(iv), shall exceed the greater of (A) 15% of Adjusted Consolidated Net Tangible Assets at the time of consummation of such Sale and Leaseback Transaction and (B) $1,000,000,000.

SECTION 6.03.    Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its consolidated assets (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (a) any Person may merge with or into the Borrower in a transaction in which the Borrower is the surviving entity; and (b) the Borrower may (x) merge or consolidate with any other Person in a transaction in which the Borrower is not the surviving entity or (y) sell, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis to any other Person; provided that (i) the surviving, continuing, resulting or transferee corporation (the “Surviving Entity”) shall (A) expressly assume by a written instrument reasonably satisfactory to the Administrative Agent and the Lenders (which shall be provided with an opportunity to review and comment upon such instrument prior to the consummation of any transaction) the due and punctual payment of the principal of all Obligations and the due performance and observance of all covenants, conditions and agreements on the part of the Borrower under this Agreement, (B) deliver to the Administrative Agent and the Lenders evidence of appropriate corporate (or other equivalent) authorization on the part of the Surviving Entity with respect to such assumption and one or more opinions of counsel, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, to the effect that such written instrument has been duly authorized, executed and delivered by such Surviving Entity and constitutes a legal, valid and binding instrument enforceable against such Surviving Entity in accordance with its terms, and covering such other matters as the Administrative Agent and the Lenders may reasonably request, and (C) be an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia.

SECTION 6.04.    Maximum Consolidated Net Debt to Total Capitalization Ratio. The Borrower will not permit, as of the last day of each fiscal quarter commencing with the first fiscal quarter ending after the Effective Date, its ratio of Consolidated Net Debt as of such date to Total Capitalization as of such date to be greater than 0.65 to 1.00.

SECTION 6.05.    Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)The Board of Directors of the Borrower may designate any Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary by prior written notice thereof to the Administrative Agent, if immediately prior, and after giving effect, to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents (other than the representations and warranties in Sections 3.04(b) and 3.05(a)) are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (B) no Event of Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.04), and (C) such Subsidiary is not a restricted subsidiary under any other agreement evidencing Indebtedness.

(b)The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents (other than the representations and warranties in Sections 3.04(b) and 3.05(a)) are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Event of Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.04) and (ii) the Borrower is in compliance with the requirements of Section 6.05(c).

(c)(i) Neither the Borrower nor any Restricted Subsidiary shall (A) provide credit support for or subject any of its property or assets (other than Equity Interests of any Unrestricted Subsidiary) to the satisfaction of any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) directly or indirectly incur, assume, guarantee or be or become liable for any Indebtedness of any Unrestricted Subsidiary, or (C) permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Loan Party (other than with respect to the foregoing clauses (A) and (B) Indebtedness incurred to finance property and improvements related to the Borrower’s corporate headquarters or other principal place of business or any field office) and (ii) no Indebtedness of an Unrestricted Subsidiary shall, upon the occurrence of a default with respect thereto (A) result in, or permit any holder of any Indebtedness of the Borrower or any Restricted Subsidiary under any credit agreement for a senior credit facility, a loan agreement for a senior credit facility, a note purchase agreement for the sale of promissory notes, or an indenture governing capital markets debt instruments pursuant to which the Borrower or such Restricted Subsidiary is a borrower, issuer, or guarantor (“Relevant Indebtedness”) to declare, a default on such Indebtedness of the Borrower or any Restricted Subsidiary or (B) cause the payment of any Relevant Indebtedness to be accelerated or payable before the fixed date on which the principal of the Relevant Indebtedness is due and payable.

(d)For purposes of the foregoing, the designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be deemed to be the designation of all present and future Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Borrower will be classified as a Restricted Subsidiary.

SECTION 6.06.    Affiliate Transactions. Neither the Borrower nor any Restricted Subsidiary shall enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate or, if no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Borrower or the relevant Restricted Subsidiary from a financial and liability point of view; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower or any Restricted Subsidiary, (b) investments in or Guarantees in favor of Unrestricted Subsidiaries or joint ventures, in each case, not prohibited under this Agreement, (c) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business, and (d) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business.
ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur on or after the Effective Date:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    the Borrower shall fail to pay (i) any interest on any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days or (ii) any other amount (other than an amount referred to in clause (a) or clause (b)(i) of this Article) payable under this Agreement for which the Borrower has received an invoice or other written notice that such amount is due and payable, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;

(e)    the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) actual knowledge by a Responsible Officer of the Borrower or (ii) receipt of notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)    the Borrower or any Restricted Subsidiary shall fail to make any payment in excess of $10,000,000 (or the equivalent in a foreign currency) in the aggregate (whether of principal, interest or fees) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness;

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced, or an involuntary petition shall be filed, in any court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Guarantor, or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor, or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered by such court;

(i)    the Borrower, any Guarantor, or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor, or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate (or other equivalent) action for the purpose of effecting any of the foregoing;

(j)    the Borrower, any Guarantor, or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more final judgments (whether or not appealable) for the payment of money in an aggregate amount in excess of $100,000,000 (or the equivalent in a foreign currency) (to the extent not covered by independent third-party insurance (other than normal deductibles) as to which the insurer has been notified of such judgment and has not issued a notice denying coverage thereof) shall be rendered by a court of competent jurisdiction against the Borrower, any Restricted Subsidiary or any combination thereof, and either (i) the same shall remain undischarged or unsatisfied for a period of 90 consecutive days during which execution shall not be discharged or effectively waived or stayed (it being understood that, for the purposes of this clause (k), “independent third-party insurance” shall include industry mutual insurance companies in which the Borrower or any Restricted Subsidiary has an ownership interest) or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment which is not effectively waived or stayed within 90 days;

(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)    other than as a result of (i) the termination of the obligations of any Guarantor under a Subsidiary Guaranty pursuant to the terms thereof or pursuant to Section 9.09, (ii) the exchange or replacement of any promissory note hereunder (with respect to the previously existing promissory note which was so exchanged or replaced), (iii) the agreement of the Required Lenders or all Lenders, as may be required hereunder, or (iv) in accordance with the other provisions of this Agreement, the payment in full of the principal and interest on each Loan and all fees payable hereunder, any Loan Document (or any material provision thereof), at any time after its execution and delivery, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or the Borrower or any Guarantor denies in writing that it has any liability or obligation thereunder, or purports to revoke, terminate or rescind any Loan Document (other than pursuant to the terms hereof or thereof); or

(n)    a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall at the request, or may with the consent of the Required Lenders, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter (at any time during the continuance of such event) be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII

The Administrative Agent

SECTION 8.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints MUFG Union Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.    Exculpatory Provisions. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT'S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties);

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.    Administrative Agent's Reliance, Etc. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date that has been made available by the Administrative Agent to the Lenders.

SECTION 8.07.    Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH OF ITS RELATED PARTIES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE APPLICABLE PERCENTAGES (DETERMINED AT THE TIME SUCH INDEMNITY IS SOUGHT) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF

ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S OWN NEGLIGENCE), AND INCLUDING ENVIRONMENTAL LIABILITIES; provided that such indemnity shall not, as to ANY Person seeking indemnification, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the person seeking indemnification. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AT THE TIME SUCH REIMBURSEMENT IS SOUGHT) OF ANY OUT‑OF‑POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

SECTION 8.08.    Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Furthermore, the Administrative Agent may be replaced by the Required Lenders upon prior written notice. Upon receipt of any such notice of resignation or replacement, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and no such consent shall be necessary during the continuance of an Event of Default), to appoint a successor Administrative Agent. In the event of resignation, if no such successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring or replaced Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and no such consent shall be necessary during the continuance of an Event of Default); provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each applicable Lender, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. In the event of a replacement of the Administrative Agent by the Required Lenders, no such replacement may be made until a successor Administrative Agent has been appointed in accordance with the terms hereof and such successor has accepted such appointment. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or replaced Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 9.03 and 8.07 shall continue in effect for the benefit of such retiring or replaced Administrative Agent, its sub‑agents and their respective

Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or replaced Administrative Agent was acting as Administrative Agent.

SECTION 8.09.    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arranger, Bookrunner, Co-Syndication Agents, and Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)if to the Borrower, to it at Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102, Attention of Diane Montgomery, Vice President, Corporate Finance and Treasury (Fax No. (405) 234-9042) (Email:diane.montgomery@clr.com);

(ii)if to the Administrative Agent or to MUFG Union Bank, N.A., in its capacity as a Lender, to MUFG Union Bank, N.A., 1251 Avenue of the Americas, New York, NY 10020, Attention of Lawrence Blat/Phoebe Caneda, (Fax No. (212) 782-4934) (Email: lblat@us.mufg.jp/agencydesk@us.mufg.jp); and

(iii)if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, fax number or electronic mail address for Communications hereunder by notice to the other parties hereto.
(b)All Communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept Communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular Communications.

(c)(i) Communications sent by hand or overnight courier service or certified or registered mail shall be deemed to have been given when received; (ii) Communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and (iii)(A) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) Communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaims liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.

SECTOPM 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts (to the extent that such other amounts are then due and payable) payable hereunder, without the written consent of each Lender affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iii) change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iv) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (v) release any Guarantor that is a Significant Subsidiary from its Subsidiary Guaranty, except as provided in Section 9.09, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise directly affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent and the Arranger (and, if necessary, one firm of local and regulatory counsel in each appropriate jurisdiction and regulatory field, as applicable, at any one time for the Administrative Agent, the Arranger and their respective Affiliates taken as a whole) in connection with the syndication of the Facility, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent and the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such reasonable and documented out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (and shall reimburse each Indemnitee upon demand for any reasonable and documented legal or other expenses incurred by such Indemnitee in connection with investigating or defending any of the foregoing), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory brought by a third party; provided that (i) the foregoing indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are found by a final, non-appealable judgment of a court of competent jurisdiction to arise out of or in connection with (A) the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) any material breach of any Loan Document by the party to be indemnified or (C) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Administrative Agent in its capacity as such); (ii) at the request of the Indemnified Party, the Borrower shall assume the defense of any third party claim, including the employment of counsel reasonably acceptable to the Indemnified Party and payment of all fees and expenses of such counsel, (iii) each Indemnitee shall consult with the Borrower from time to time at the request of the Borrower regarding the conduct of the defense in any such proceeding (other than in respect of proceedings in which the Borrower or any of its Affiliates is a party adverse to such Indemnitee or if the Borrower has assumed the defense of any third party claim so long as it shall have notified the Indemnitee thereof and no conflict of interest shall occur); and (iv) the Borrower shall not be obligated to pay an amount of any settlement entered into without its consent. If the Borrower assumes the defense of any third party claim, (A) the Borrower shall have full control of such defense and proceedings, including any compromise or settlement thereof, (B) the Indemnitee shall be entitled, at its own expense, to participate in (but not control) such defense, at its own expense, and (C) the Borrower shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full and unconditional release of all liabilities arising out of such claim or action against the Indemnified Parties and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. If requested by the Borrower, the Indemnitee shall cooperate in contesting any third party claim that the Borrower elects to contest. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent permitted by applicable law and without limiting in any way the Borrower’s reimbursement or indemnification obligations set forth in paragraph (a) or (b) of this Section, no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each party hereto hereby waives, any claim against each other such Person (and, in the case of the Borrower, any Indemnitee), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unauthorized recipients (but Indemnitees shall be liable for damages arising from the use by unintended recipients) of any information or other materials distributed by it through electronic, telecommunications or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise out of or in connection with the gross negligence, bad faith or willful misconduct of such Indemnitee.

(d)All amounts due under this Section shall be payable promptly after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final and non-appealable judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.03.

SECTION 9.04.     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly provided in Section 6.03, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Arranger and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person, the Borrower or any Restricted Subsidiary or other Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)the Borrower; provided that no consent of the Borrower shall be required for an assignment to (x) a Lender, an Affiliate of a Lender that has a rating of A-or higher by S&P or A3 or higher by Moody’s or an Approved Fund or (y) if an Event of Default has occurred and is continuing, any other assignee; and

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to any Lender, any Affiliate of a Lender that has a rating of A-or higher by S&P or A3 or higher by Moody’s or any Approved Fund.
(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E)the assignee, if it shall not be a Lender, shall be required to execute and deliver the applicable forms to the extent required under Section 2.16(f) for any Lender, and no assignment shall be effective in connection herewith unless and until such forms are so delivered.

If the consent of the Borrower is required pursuant to this Section 9.04(b) in connection with any assignment, then the Borrower shall be deemed to have provided such consent unless it has notified the Administrative Agent of its refusal to give such consent within five Business Days following the Borrower receiving a written request for such consent with respect to such assignment.
For the purposes of this Section 9.04(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and associated stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and the applicable forms to the extent required under Section 2.16(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or record the information therein in the Register if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee; provided, further, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(b), 2.17(d) or 8.07, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is eligible to be a Lender hereunder. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, the Borrower or any Subsidiary or other Affiliate thereof) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the second proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that (A) such Participant agrees to be subject to the provisions of Sections 2.16 (including Section 2.16(f)), 2.17 and 2.18 as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; and (B) such Participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that fails to comply with the preceding sentence shall not be entitled to any of the benefits of Sections 2.14, 2.15 and 2.16. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) except to the Borrower as provided above and to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, any other Loan Documents and any separate letter agreements referred to in Section 4.01(e) and any other letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the obligations of the Lenders to make Loans hereunder are subject to the satisfaction or waiver of the conditions set forth in Section 4.01. Delivery of an executed counterpart of a signature page of this Agreement by fax or electronic transmission (in .pdf form) shall be effective for all purposes as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans then outstanding have been declared due and payable in accordance with Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower existing under this Agreement held by such Lender or its Affiliates which are then due and payable, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement and although such obligations of the Borrower are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.    Subsidiary Guaranties. The Borrower may (but is not required to), at any time upon three Business Days’ notice to the Administrative Agent, cause any of its Subsidiaries organized under the laws of the United States of America, any State thereof or the District of Columbia to become a Guarantor by such Subsidiary executing and delivering to the Administrative Agent a Subsidiary Guaranty, together with such evidence of authority and opinions (which may be opinions of in-house counsel) as the

Administrative Agent may reasonably request. So long as no Event of Default has occurred and is continuing (or would result from such release), (i) if all of the Equity Interests in a Guarantor that are owned by the Borrower or a Subsidiary are sold or otherwise disposed of in a transaction or transactions permitted by this Agreement or (ii) if, immediately after giving effect to the release of any Guarantor’s Subsidiary Guaranty, all of the Indebtedness of the Non-Guarantor Subsidiaries is permitted under Section 6.01, then, in each case, promptly following the Borrower’s request, the Administrative Agent shall execute a release of such Guarantor from its Subsidiary Guaranty.

SECTION 9.10.    Governing Law; Jurisdiction. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.    Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) upon the request or demand of any regulatory authority (including any self-regulatory authority) having or purporting to have jurisdiction over the Administrative Agent or such Lender, as applicable, or its Affiliates, (c) to the extent required by any legal, judicial, administrative proceeding or other process or otherwise as required by applicable law or regulations, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions no less restrictive than those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates not known by the Administrative Agent or any Lender to be in breach of any legal or contractual obligation not to disclose such information to the Borrower; provided that (notwithstanding the foregoing) no such non-public information which contains projections or forecasts with respect to the Borrower or any of its Affiliates shall be disclosed, disseminated or otherwise made available pursuant to clause (f) above. For the purposes of this Section, “Information” means all information received from the Borrower or any of the subsidiaries of the foregoing relating to the Borrower or any of its Affiliates or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Affiliates not known by the Administrative Agent or any Lender to be in breach of any legal or contractual obligation not to disclose such information to the Borrower; provided that, in the case of information received from the Borrower or a Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential or would commonly be understood to be confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.13(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
CONTINENTAL RESOURCES, INC.

By:    /s/ John D. Hart
Name:    John D. Hart

Title:	Senior Vice President, Chief Financial Officer and Treasurer

MUFG UNION BANK, N.A., individually as a Lender and as Administrative Agent

By:    /s/ Michael Dombroski
Name:    Michael Dombroski

Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Raza Jafferi
Name:    Raza Jafferi

Title:	Vice President

MIZUHO BANK, LTD., as a Lender

By:    /s/ Leon Mo
Name:    Leon Mo

Title:	Authorized Signatory

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:    /s/ Savo Bozic
Name:    Savo Bozic

Title:	Authorized Signatory

COMPASS BANK, as a Lender

By:    /s/ Kathleen J. Bowen
Name:    Kathleen J. Bowen

Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:    /s/ Tara McLean
Name:    Tara McLean

Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:    /s/ Anson D. Williams
Name:    Anson D. Williams

Title:	Authorized Officer

WELLS FARGO BANK, N.A., as a Lender

By:    /s/ Charles D. Kirkham
Name:    Charles D. Kirkham

Title:	Managing Director

CITIBANK, N.A., as a Lender

By:    /s/ Todd Mogil
Name:    Todd Mogil

Title:	Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:    /s/ William M. Reid
Name:    William M. Reid

Title:	Authorized Signatory

By:    /s/ Trudy Nelson
Name:    Trudy Nelson

Title:	Authorized Signatory

ING CAPITAL LLC, as a Lender

By:    /s/ Charles Hall
Name:    Charles Hall

Title:	Managing Director

By:    /s/ Josh Strong
Name:    Josh Strong

Title:	Director

EXPORT DEVELOPMENT CANADA, as a Lender

By:    /s/ Tamara Fathi
Name:    Tamara Fathi

Title:	Senior Associate

By:    /s/ Christiane de Billy
Name:    Christiane de Billy

Title:	Senior Financing Manager

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:    /s/ James Giordano
Name:    James Giordano

Title:	Senior Vice President

MIDFIRST BANK, as a Lender

By:    /s/ James Boggs
Name:    James Boggs

Title:	Senior Vice President

Schedule 2.01

Commitments

Lender	Commitment
MUFG Union Bank, N.A.	$40,000,000
Bank of America, N.A.	$40,000,000
Mizuho Bank, Ltd.	$40,000,000
Toronto Dominion (Texas) LLC	$36,250,000
Compass Bank	$36,250,000
U.S. Bank National Association	$36,250,000
JPMorgan Chase Bank, N.A.	$36,250,000
Wells Fargo Bank, N.A.	$25,000,000
Citibank, N.A.	$60,000,000
Canadian Imperial Bank of Commerce, New York Branch	$25,000,000
ING Capital LLC	$25,000,000
Export Development Canada	$62,500,000
Branch Banking and Trust Company	$12,500,000
MidFirst Bank	$25,000,000

TOTAL	$500,000,000

Schedule 6.01

Existing Indebtedness
None.

Schedule 6.02

Existing Liens
None.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility provided for under the Term Loan Agreement (including any Guarantees made pursuant to, such credit facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:
[and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]][1]
3. Borrower:	Continental Resources, Inc., an Oklahoma corporation
4. Administrative Agent:	MUFG Union Bank, N.A., as the administrative agent under the Term Loan Agreement
5. Term Loan Agreement:	The Term Loan Agreement dated as of November 4, 2015, among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent
6. Assigned Interest:

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans [2]
$	$	%
$	$	%
$	$	%

Effective Date: [        ], 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

1 Select as applicable
2 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[Consented to and]3. Accepted:
MUFG UNION BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[CONTINENTAL RESOURCES, INC.,
as Borrower

By:
Name:
Title:]

3 To be added only if the consent of the Administrative Agent or Borrower is required by the terms of the Term Loan Agreement.

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement or any other Loan Document, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of the Term Loan Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under the Term Loan Agreement or any other Loan Document.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it satisfies the requirements specified in the Term Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Assignor, the Administrative Agent, the Arranger or any other Lender, (v) if it is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that it is exempt from U.S. Federal backup withholding tax, duly completed and executed by the Assignee, and (vi) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to Section 2.16(f) of the Term Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement and the other Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B
FORM OF BORROWING REQUEST

MUFG Union Bank, N.A.,
as Administrative Agent under the
Term Loan Agreement referred to below
1251 Avenue of the Americas
New York, NY 10020
Attention:    Lawrence Blat/Phoebe Caneda,
Fax No. (212) 782-4934
Email: lblat@us.mufg.jp/agencydesk@us.mufg.jp
November __, 2015

Re:	Continental Resources, Inc.
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Term Loan Agreement that the Borrower hereby requests a Borrowing and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Term Loan Agreement:
(a)the aggregate principal amount of the Proposed Borrowing is $[        ];1
(b)the date of the Proposed Borrowing is November [ ], 2015 (the “Funding Date”); 2
(c)the Proposed Borrowing is [an ABR Borrowing] [a Eurodollar Borrowing] [an EDR Borrowing];
(d) [such Eurodollar Borrowing shall have an initial Interest Period of [one] [two] [three] [six] month[s];] and
(e)the funds of the Proposed Borrowing are to be disbursed to [Account Name and Number].
The undersigned hereby certifies as follows:
(a)the representations and warranties of the Loan Parties set forth in the Term Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Funding Date such representations and warranties continue to be true and correct in all material respects as of such specified earlier date; provided that in each case, such materiality qualifier is not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
(b)at the time of and immediately after giving effect to the Proposed Borrowing on the Funding Date, no Default has occurred and is continuing.

CONTINENTAL RESOURCES, INC.

By:
Name:
Title:

1 For any Eurodollar Borrowing, such Proposed Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. For an ABR Borrowing or an EDR Borrowing, such Proposed Borrowing shall be an integral multiple of $1,000,000 and not less than $1,000,000, except as permitted by Section 2.02(c) of the Term Loan Agreement.

2Such Funding Date must be a Business Day.

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST
MUFG Union Bank, N.A.,
as Administrative Agent under the
Term Loan Agreement referred to below
1251 Avenue of the Americas
New York, NY 10020
Attention:    Lawrence Blat/Phoebe Caneda,
Fax No. (212) 782-4934
Email: lblat@us.mufg.jp/agencydesk@us.mufg.jp
__________ ______, 20____

Re:	Continental Resources, Inc.
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.07 of the Term Loan Agreement that it elects to [continue the Borrowing listed below, or a portion thereof as described below] [convert the Borrowing listed below, or a portion thereof as described below, to a different Type], and in that connection sets forth below the terms on which such [conversion] [continuation] is to be made. The applicable Borrowing is a Borrowing of $[        ] in principal amount of presently outstanding Loans that are [ABR Loans] [EDR Loans] [Eurodollar Loans having an Interest Period ending on [        ], 201__ ].

(a) The amount of the Borrowing to which this Interest Election Request applies:[1]
(b)The effective date of the election (which is a Business Day):
(c)Type of Borrowing following [conversion] [continuation]:	[ABR Borrowing] [Eurodollar Borrowing]
(d)Interest Period and the last day thereof:[2]	[one] [two] [three] [six] month[s]

CONTINENTAL RESOURCES, INC.

By:
Name:
Title:

1 If different options are being elected with respect to different portions of such Borrowing, specify the portions thereof to be allocated to each resulting Borrowing and specify the information requested in clauses (b), (c) and (d) for each resulting Borrowing.
2 For Eurodollar Borrowings only. Shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

EXHIBIT D
FORM OF NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, CONTINENTAL RESOURCES, INC., an Oklahoma corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the principal sum of [               ] dollars ($[               ]) (the “Principal Amount”), or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans (as defined in the Term Loan Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Term Loan Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Term Loan Agreement.
Both principal and interest payable to the Lender under this note (the “Note”) shall be payable in dollars (as defined in the Term Loan Agreement referred to below) to MUFG Union Bank, N.A., as Administrative Agent, to such account as it may specify from time to time pursuant to the Term Loan Agreement, in immediately available funds.
This Note is issued pursuant to, governed by and is entitled to the benefits of, the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein are used herein as defined in the Term Loan Agreement.
The Term Loan Agreement, among other things, contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year set forth above.
CONTINENTAL RESOURCES, INC.

By:
Name:
Title:

EXHIBIT E-1
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: [                ], 201[__]

EXHIBIT E-2
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Term Loan Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: [                ], 201[__]

EXHIBIT E-3
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: [                ], 201[__]

EXHIBIT E-4
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of November 4, 2015 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Continental Resources, Inc., the Lenders parties thereto and MUFG Union Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.16 of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: [                ], 201[__]

EXHIBIT F
[FORM OF] SUBSIDIARY GUARANTY
This Guaranty dated as of [ ], 20[ ], (this “Guaranty”), is by each of the entities listed on the signature pages hereof or becoming a party hereto pursuant to Section 14.08 hereof (collectively, the “Guarantors”), in favor of the Administrative Agent, each Lender (as each such term is defined in the Term Loan Agreement referred to below) and each other holder of an Obligation (as such term is defined below) (collectively, the “Guaranteed Parties”).
INTRODUCTION
A.    Pursuant to the Term Loan Agreement dated as of November 4, 2015 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Term Loan Agreement), among Continental Resources, Inc., an Oklahoma corporation (the “Borrower”), the Lenders party thereto and MUFG Union Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth in the Term Loan Agreement.
B.    Each Guarantor is a Subsidiary of the Borrower.
C.    Each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Term Loan Agreement.
D.    The Borrower and the Guarantors have elected, pursuant to Section 9.09 of the Term Loan Agreement, to have the Guarantors execute and deliver this Guaranty for the benefit of the Guaranteed Parties.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Guaranty
(a)    Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations (as defined below), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”) or any other bankruptcy, insolvency, receivership or other similar proceeding, and interest at the contract rate applicable upon default accrued or accruing after the commencement of any such proceeding, in each case regardless of whether allowed or allowable in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment when due (whether or not any proceeding under the Bankruptcy Code shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not of collection.
(b)    Each Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.
(c)    In furtherance of the foregoing and not in limitation of any other right that any Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due and payable, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided in this paragraph, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VIII hereof.
(d)    As used herein, the term “Obligations” means all obligations of the Loan Parties to pay (i) the aggregate outstanding principal amount of, and all unpaid interest (including interest accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or other similar proceeding, and interest at the contract rate applicable upon default accrued or accruing after the commencement of any such proceeding, in each case regardless of whether allowed or allowable in such proceeding) on, the Loans when and as due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, and (ii) all other outstanding liabilities, obligations and indebtedness owing by the Borrower to the Administrative Agent, any Lender or any other Indemnitee arising under the Term Loan Agreement or any other Loan Document, of every type and description (whether by reason of an extension of credit, loan, guarantee, indemnification or otherwise), present or future, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guarantee or other instrument for the payment of money (including any such liabilities, obligations and indebtedness incurred after the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
ARTICLE II
Limitation of Guaranty
Any term of this Guaranty to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guarantee, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law, (ii) Article III of this Guaranty or (iii) any other obligation, agreement, undertaking or similar provisions of any security or any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding any Loan Document) providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
ARTICLE III
Indemnity and Contribution
SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Article VIII hereof), the Borrower agrees that in the event a payment in respect of any Obligation shall be made by any Guarantor under this Guarantee, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
SECTION 3.02. Contribution. If any Guarantor (the “Claiming Party”) shall be required hereunder to make a payment in respect of any Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 14.08, the date of the supplement hereto executed and delivered by such Guarantor) bears to the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 14.08, the date of the supplement hereto executed and delivered by such Guarantor), then (subject to Article VIII hereof) such Guarantor shall be reimbursed by such other Guarantors (each, a “Contributing Party”) for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Any Contributing Party making a payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
ARTICLE IV
Authorization; Other Agreements
The Guaranteed Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
(a)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;
(b)    waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them;
(c)    accept partial payments on the Obligations;
(d)    receive, take and hold security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;
(e)    settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
(f)    add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
(g)    apply to the Obligations any payment or recovery (i) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (ii) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(h)    apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guaranteed Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
(i)    refund at any time any payment received by any Guaranteed Party in respect of any Obligation, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded; in each case, even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, nonjudicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
ARTICLE V
Guaranty Absolute and Unconditional
Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged, reduced, limited, impaired or terminated or otherwise affected as a result of any of the following:

(a)    the invalidity or unenforceability of, or any impossibility in the performance of, any of the Borrower’s obligations under the Term Loan Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them;
(b)    the absence of any attempt to collect on the Obligations or any part of them from the Borrower or other action to enforce the same;
(c)    any Guaranteed Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(d)    any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(e)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party’s claim (or claims) for repayment of the Obligations ;
(f)    any use of cash collateral under Section 363 of the Bankruptcy Code;
(g)    any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(h)    the avoidance of any Lien in favor of the Guaranteed Parties or any of them for any reason;
(i)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
(j)    failure by any Guaranteed Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding or otherwise;
(k)    any action taken by any Guaranteed Party if such action is authorized hereby;
(l)    any change in the corporate (or other equivalent) existence or structure of the Borrower or any other Loan Party;
(m)    any defense, set-off, counterclaim, recoupment or termination (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guaranteed Party;
(n)    any applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law affecting any term of any Guarantor’s obligations under this Guarantee;
(o)    any rescission, waiver, amendment or modification of, or release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guarantee; or

(p)    any other act, omission or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full in cash of the Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination).
ARTICLE VI
Waivers
Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of its Subsidiaries or the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability of the Borrower or any of its Subsidiaries, other than any defense of payment in full in cash of the Obligations. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except in accordance with Article X or XV hereof.
ARTICLE VII
Reliance
Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.
ARTICLE VIII
Waiver of Subrogation and Contribution Rights
Until the Obligations have been paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination), the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the Borrower or any right of reimbursement, indemnity or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations. No failure on the part of the Borrower or any other Guarantor to make the payments required by Article III hereof (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IX
Default; Remedies
The obligations of each Guarantor hereunder are independent of and separate from the Obligations. Upon any Event of Default and the Loans then outstanding have been declared due and payable in accordance with Article VII of the Term Loan Agreement, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or joining the Borrower or any other guarantor in any proceeding against any Guarantor.
ARTICLE X
Irrevocability
Subject to Article XV below, this Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Obligations have been paid in full in cash (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made), at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guarantee. Any execution and delivery of the instruments, documents and agreements by the Administrative Agent pursuant to this Article X shall be without recourse or warranty by the Administrative Agent.
ARTICLE XI
Setoff
If an Event of Default shall have occurred and be continuing and the Loans then outstanding have been declared due and payable in accordance with Article VII of the Term Loan Agreement, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the Obligations held by such Lender or its Affiliates which are then due and payable, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Guaranty and although any of the Obligations is owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Article XI are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to promptly notify the applicable Guarantor and the Administrative Agent after any such setoff and application by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
ARTICLE XII
No Marshalling
Each Guarantor consents and agrees that no Guaranteed Party or any Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

ARTICLE XIII
Representations and Warranties
Each Guarantor hereby represents and warrants that the representations and warranties as to it made by the Borrower in Article III of the Term Loan Agreement (other than the representations and warranties in Sections 3.04(b) and 3.05(a) of the Term Loan Agreement) with respect to any Borrowing are true and correct in all material respects on and as of the date of such Borrowing, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing, such representations and warranties are true and correct in all material respects as of such specified earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
ARTICLE XIV
Miscellaneous
SECTION 14.01. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include their respective receivers, trustees and debtors-in-possession.

SECTION 14.02. Enforcement; Waivers; Amendments
(a)    No delay on the part of any Guaranteed Party in the exercise of any right or remedy arising under this Guarantee, the Term Loan Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy, or any abandonment or discontinuance of steps to enforce such a right or remedy, shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Guaranteed Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14.02(b)) or knowledge of any Guaranteed Party, or its respective agents, officers or employees. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by a written instrument pursuant to Section 14.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party’s rights and remedies or the obligations of any Guarantor under this Guarantee. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guaranteed Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
(b)    None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except pursuant to an agreement in writing entered into by the Guarantors and the Administrative Agent with the consent of the Required Lenders.
SECTION 14.03. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Guaranty shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Term Loan Agreement. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.
SECTION 14.04. Certain Terms. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Term Loan Agreement), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Guarantee, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.
SECTION 14.05. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS NOT REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 14.06. Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 9.01 of the Term Loan Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.
SECTION 14.07. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
SECTION 14.08. Additional Guarantors. Each of the Guarantors agrees that, if, pursuant to Section 9.09 of the Term Loan Agreement, the Borrower desires any Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter become a Guarantor for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the rights, benefits and obligations of this Guarantee. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a party to this Guarantee.
SECTION 14.09. Entire Agreement. This Guarantee, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
SECTION 14.10. Counterparts. This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.
SECTION 14.11. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee.
SECTION 14.12. Certain Acknowledgements and Agreements. Each Guarantor hereby acknowledges the provisions of Section 2.16 of the Term Loan Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Guarantor was a party to the Term Loan Agreement.
ARTICLE XV
Termination
In addition to termination in accordance with Article X, so long as no Event of Default has occurred and is continuing under the Loan Documents (or would result from such release), (a) if all of the capital stock of a Guarantor that is owned by the Borrower or a Subsidiary is sold or otherwise disposed of in a transaction or transactions permitted by the Term Loan Agreement or (b) if, immediately after giving effect to the release of any Guarantor hereunder, all of the Indebtedness of the Non-Guarantor Subsidiaries is permitted under Section 6.01 of the Term Loan Agreement, then, in each case, promptly following the Borrower’s request and at the cost and expense of the Borrower, the Administrative Agent shall execute a release of such Guarantor from this Guarantee. Any execution and delivery of any such release by the Administrative Agent shall be without recourse or warranty by the Administrative Agent.
IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.
[NAME OF GUARANTOR]
By:
Name:
Title:

EXHIBIT A TO
SUBSIDIARY GUARANTY
GUARANTY SUPPLEMENT
The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of November [ ], 2015 (the “Guaranty”), among certain Subsidiaries of Continental Resources, Inc., an Oklahoma corporation, listed on the signature pages thereof or becoming party thereto pursuant to the terms thereof and acknowledged by MUFG Union Bank, N.A., in its capacity as the Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guarantee. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article XIII of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.
This Guaranty Supplement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.
This Guaranty Supplement shall be construed in accordance with and governed by the law of the State of New York.
Capitalized terms used herein but not defined herein are used with the meanings given them in the Guarantee.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of the date first above written.
[NAME OF GUARANTOR]

By:
Name:
Title:
ACKNOWLEDGED AND AGREED
as of the date first above written:
MUFG Union Bank, N.A.,
as Administrative Agent

By:
Name:
Title: